EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS SECOND QUARTER 2022 FINANCIAL RESULTS, INCREASES ANNUAL GUIDANCE AND DECLARES QUARTERLY CASH DISTRIBUTION

▪Announces increased 2022 financial guidance
▪Reported net income of $6.6 million and $18.1 million for the three and six months ended June 30, 2022, respectively
▪Reported adjusted EBITDA of $38.3 million and $78.3 million for the three and six months ended June 30, 2022, respectively
▪Declares quarterly distribution of $0.005, or $0.02 per unit annually

KILGORE, Texas, July 20, 2022 (GLOBE NEWSWIRE) -- Martin Midstream Partners L.P. (Nasdaq:MMLP) ("MMLP" or the "Partnership") today announced its financial results for the second quarter of 2022.

Bob Bondurant, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership stated, “The Partnership experienced another outstanding quarter with elevated demand for our land transportation assets, and robust margins in our lubricants and fertilizer businesses. Overall, each of our four business segments performed above expectations beating the high range of guidance for the quarter by $13 million. We now expect the current refinery utilization levels to remain strong through year end which will bring continued solid demand for our diversified products and services. Based on this expectation, we are raising our 2022 adjusted EBITDA guidance range to $126 - $135 million.

“The current operating environment for our business segments has provided the opportunity for consistent leverage reduction as year over year we have reduced outstanding debt and improved financial results. As a result, on June 30, 2022, the Partnership’s adjusted leverage ratio was 3.46 times compared to 3.87 times at March 31, 2022. While that is an important milestone, our current guidance indicates that the Partnership will exit 2022 with approximately the same adjusted leverage ratio announced today, as higher commodity prices continue to increase our working capital needs specifically within the natural gas liquids segment. Our focus will remain on conservative capital management to meet the goal of a sustained leverage ratio below 3.75 times.”

SECOND QUARTER 2022 OPERATING RESULTS BY BUSINESS SEGMENT

TERMINALLING AND STORAGE (“T&S”)

T&S Operating Income for the three months ended June 30, 2022 and 2021 was $5.2 million and $3.7 million, respectively.

Adjusted segment EBITDA for T&S was $12.9 million and $10.6 million, for the three months ended June 30, 2022 and 2021, respectively, reflecting continued strength in our lubricant and specialty products divisions.

TRANSPORTATION

Transportation Operating Income for the three months ended June 30, 2022 and 2021 was $11.3 million and $0.7 million, respectively.

Adjusted segment EBITDA for Transportation was $14.6 million and $5.0 million for the three months ended June 30, 2022 and 2021, respectively, reflecting increased demand for land transportation services coupled with improving marine fleet utilization and higher day rates.

SULFUR SERVICES

Sulfur Services Operating Income for the three months ended June 30, 2022 and 2021 was $9.1 million and $6.3 million, respectively.

Adjusted segment EBITDA for Sulfur Services was $13.9 million and $8.9 million for the three months ended June 30, 2022 and 2021, respectively, reflecting sustained demand for fertilizer products.

NATURAL GAS LIQUIDS (“NGL”)

NGL Operating Income for the three months ended June 30, 2022 and 2021 was $0.3 million and $0.7 million, respectively.

Adjusted segment EBITDA for NGL was $1.3 million and $1.7 million for the three months ended June 30, 2022 and 2021, respectively, primarily reflecting a seasonal decrease in NGL sales volumes.

UNALLOCATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSE (“USGA”)

USGA expenses included in operating income for the three months ended June 30, 2022 and 2021 were $4.4 million and $3.8 million, respectively.

USGA expenses included in adjusted EBITDA for the three months ended June 30, 2022 and 2021 were $4.3 million and $3.7 million, respectively, primarily reflecting an increase in employee related expenses.

CAPITALIZATION

At June 30, 2022, the Partnership had $494 million of total debt outstanding, including $149 million drawn on its $275 million revolving credit facility, $54 million of senior secured 1.5 lien notes due 2024 and $291 million of senior secured second lien notes due 2025. At June 30, 2022, the Partnership had liquidity of approximately $87 million from available capacity under its revolving credit facility. The Partnership’s adjusted leverage ratio, as calculated under the revolving credit facility, was 3.46 times and 3.87 times on June 30, 2022 and March 31, 2022, respectively. The Partnership was in compliance with all debt covenants as of June 30, 2022.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.005 per unit for the quarter ended June 30, 2022. The distribution is payable on August 12, 2022 to common unitholders of record as of the close of business on August 5, 2022. The ex-dividend date for the cash distribution is August 4, 2022.

QUALIFIED NOTICE TO NOMINEES

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of the Partnership's distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of the Partnership's distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

RESULTS OF OPERATIONS

The Partnership had net income for the three months ended June 30, 2022 of $6.6 million, or $0.17 per limited partner unit. The Partnership had a net loss for the three months ended June 30, 2021 of $6.6 million, a loss of $0.17 per limited partner unit. Adjusted EBITDA for the three months ended June 30, 2022 was $38.3 million compared to $22.5 million for the three months ended June 30, 2021. Net cash provided by (used in) operating activities for the three months ended June 30, 2022 was ($2.5) million, compared to $2.2 million for the three months ended June 30, 2021. Distributable cash flow for the three months ended June 30, 2022 was $22.3 million compared to $7.3 million for the three months ended June 30, 2021.

Revenues for the three months ended June 30, 2022 were $267.0 million compared to $184.3 million for the three months ended June 30, 2021.

The Partnership had net income for the six months ended June 30, 2022 of $18.1 million, or $0.46 per limited partner unit. The Partnership had a net loss for the six months ended June 30, 2021 of $4.1 million, a loss of $0.10 per limited partner unit. Adjusted EBITDA for the six months ended June 30, 2022 was $78.3 million compared to $53.4 million for the six months ended June 30, 2021. Net cash provided by operating activities for the six months ended June 30, 2022 was $28.5 million, compared to $6.1 million for the six months ended June 30, 2021. Distributable cash flow for the six months ended June 30, 2022 was $38.5 million compared to $15.6 million for the six months ended June 30, 2021.

Revenues for the six months ended June 30, 2022 were $546.2 million compared to $385.3million for the six months ended June 30, 2021.

EBITDA, adjusted EBITDA, distributable cash flow and adjusted free cash flow are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment included in the Current Report on Form 8-K to which this announcement is included, contains a comparison of the Partnership’s adjusted EBITDA for the second quarter 2022 to the Partnership's adjusted EBITDA for the second quarter 2021.

2022 REVISED FINANCIAL GUIDANCE

The Partnership now expects to generate adjusted EBITDA between $126 million and $135 million for full-year 2022, compared to the previously revised adjusted EBITDA guidance of between $110 million and $120 million. This increased guidance reflects our expectation that current refinery utilization levels will remain consistent through year-end 2022 which will bring continued solid demand for our diversified products and services.

Distributable cash flow is now expected to be between $53 million and $62 million for full-year 2022, compared to the revised distributable cash flow guidance of between $37 million and $47 million. Adjusted free cash flow is now expected to be between $44 million and $53 million, compared to the revised adjusted free cash flow guidance of between $29 million and $39 million.

MMLP does not intend at this time to provide financial guidance beyond 2022.

The Partnership has not provided comparable GAAP financial information on a forward-looking basis because it would require the Partnership to create estimated ranges on a GAAP basis, which would entail unreasonable effort as the adjustments required to reconcile forward-looking non-GAAP measures cannot be predicted with a reasonable degree of certainty but may include, among others, costs related to debt amendments and unusual charges, expenses and gains. Some or all of those adjustments could be significant.

Investors' Conference Call

Date: Thursday, July 21, 2022
Time: 8:00 a.m. CT (please dial in by 7:55 a.m.)
Dial In #: (888) 330-2384
Conference ID: 8536096

Replay Dial In # (800) 770-2030 – Conference ID: 8536096

A webcast of the conference call along with the Second Quarter 2022 Earnings Summary and Revised Guidance Presentation will also be available by visiting the Events and Presentations section under Investor Relations on our website at www.MMLP.com.

About Martin Midstream Partners

MMLP, headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. MMLP’s primary business lines include: (1) terminalling, processing, storage, and packaging services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) natural gas liquids marketing, distribution, and transportation services. To learn more, visit www.MMLP.com. Follow Martin Midstream Partners L.P. on LinkedIn and Facebook.

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the current and potential impacts of the COVID-19 pandemic generally (including variants of the virus), on an industry-specific basis, and on the Partnership’s specific operations and business, (ii) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, and (iii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

To assist the Partnership's management in assessing its business, it uses the following non-GAAP financial measures: earnings before interest, taxes, and depreciation and amortization ("EBITDA"), adjusted EBITDA (as defined below) distributable cash flow available to common unitholders (“distributable cash flow”), and free cash flow after growth capital expenditures and principal payments under finance lease obligations ("adjusted free cash flow"). The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") to analyze its performance.

Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets.

EBITDA and Adjusted EBITDA. The Partnership defines adjusted EBITDA as EBITDA before unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments. Adjusted EBITDA is used as a supplemental performance and liquidity measure by the Partnership's management and by external users of its financial statements, such as investors, commercial banks, research analysts, and others, to assess:

•the financial performance of the Partnership's assets without regard to financing methods, capital structure, or historical cost basis;
•the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness, and make cash distributions to its unitholders; and

•its operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure.

The GAAP measures most directly comparable to adjusted EBITDA are net income (loss) and net cash provided by (used in) operating activities. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), net cash provided by (used in) operating activities, or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA in the same manner.

Adjusted EBITDA does not include interest expense, income tax expense, and depreciation and amortization. Because the Partnership has borrowed money to finance its operations, interest expense is a necessary element of its costs and its ability to generate cash available for distribution. Because the Partnership has capital assets, depreciation and amortization are also necessary elements of its costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, the Partnership believes that it is important to consider net income (loss) and net cash provided by (used in) operating activities as determined under GAAP, as well as adjusted EBITDA, to evaluate its overall performance.

Distributable Cash Flow. The Partnership defines distributable cash flow as net cash provided by (used in) operating activities less cash received (plus cash paid) for closed commodity derivative positions included in accumulated other comprehensive income (loss), plus changes in operating assets and liabilities which (provided) used cash, less maintenance capital expenditures and plant turnaround costs. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by us to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of its success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

Adjusted Free Cash Flow. The Partnership defines adjusted free cash flow as distributable cash flow less growth capital expenditures and principal payments under finance lease obligations. Adjusted free cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements and represents how much cash flow a business generates during a specified time period after accounting for all capital expenditures, including expenditures for growth and maintenance capital projects. The Partnership believes that adjusted free cash flow is important to investors, lenders, commercial banks and research analysts since it reflects the amount of cash available for reducing debt, investing in additional capital projects, paying distributions, and similar matters. The Partnership's calculation of adjusted free cash flow may or may not be comparable to similarly titled measures used by other entities.

The GAAP measure most directly comparable to distributable cash flow and adjusted free cash flow is net cash provided by (used in) operating activities. Distributable cash flow and adjusted free cash flow should not be considered alternatives to, or more meaningful than, net income (loss), operating income (loss), net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP. Distributable cash flow and adjusted free cash flow have important limitations because they exclude some items that affect net income (loss), operating income (loss), and net cash provided by (used in) operating activities. Distributable cash flow and adjusted free cash flow may not be comparable to similarly titled measures of other companies because other companies may not calculate these non-GAAP metrics in the same manner. To compensate for these limitations, the Partnership believes that it is important to consider net cash provided by (used in) operating activities determined under GAAP, as well as distributable cash flow and adjusted free cash flow, to evaluate its overall liquidity.

Contact:

Sharon Taylor - Vice President & Chief Financial Officer
(877) 256-6644
investor.relations@mmlp.com

MMLP-F

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Assets
Cash	$43	$52
Accounts and other receivables, less allowance for doubtful accounts of $559 and $311, respectively	73,485	84,199
Inventories	117,845	62,120
Due from affiliates	16,558	14,409
Other current assets	29,554	12,908
Total current assets	237,485	173,688

Property, plant and equipment, at cost	898,379	898,770
Accumulated depreciation	(566,799)	(553,300)
Property, plant and equipment, net	331,580	345,470

Goodwill	16,823	16,823
Right-of-use assets	30,249	21,861
Deferred income taxes, net	17,517	19,821
Other assets, net	2,507	2,198
Total assets	$636,161	$579,861

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$169	$280
Trade and other accounts payable	105,156	70,342
Product exchange payables	537	1,406
Due to affiliates	9,764	1,824
Income taxes payable	753	385
Other accrued liabilities	31,513	29,850
Total current liabilities	147,892	104,087

Long-term debt, net	489,325	498,871
Finance lease obligations	—	9
Operating lease liabilities	22,455	15,704
Other long-term obligations	7,343	9,227
Total liabilities	667,015	627,898

Commitments and contingencies
Partners’ capital (deficit)	(31,021)	(48,853)
Accumulated other comprehensive income (loss)	167	816
Total partners’ capital (deficit)	(30,854)	(48,037)
Total liabilities and partners' capital (deficit)	$636,161	$579,861

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
Terminalling and storage *	$20,439	$18,702	$39,852	$37,080
Transportation *	55,832	34,926	102,542	64,741
Sulfur services	3,084	2,949	6,168	5,899
Product sales: *
Natural gas liquids	97,580	67,232	218,143	165,317
Sulfur services	53,869	35,337	109,908	67,222
Terminalling and storage	36,192	25,147	69,584	45,008
	187,641	127,716	397,635	277,547
Total revenues	266,996	184,293	546,197	385,267

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas liquids *	91,584	61,590	198,682	140,725
Sulfur services *	37,063	24,177	74,848	45,391
Terminalling and storage *	28,279	20,226	54,978	34,728
	156,926	105,993	328,508	220,844
Expenses:
Operating expenses *	64,082	47,313	120,577	91,947
Selling, general and administrative *	9,944	8,960	21,147	19,569
Depreciation and amortization	14,800	14,483	29,286	28,917
Total costs and expenses	245,752	176,749	499,518	361,277

Other operating income (loss), net	246	89	260	(671)
Operating income	21,490	7,633	46,939	23,319

Other income (expense):
Interest expense, net	(12,846)	(13,309)	(25,275)	(26,262)
Other, net	(1)	(1)	(2)	(1)
Total other expense	(12,847)	(13,310)	(25,277)	(26,263)

Net income before taxes	8,643	(5,677)	21,662	(2,944)
Income tax expense	(2,037)	(935)	(3,578)	(1,157)
Net income	6,606	(6,612)	18,084	(4,101)
Less general partner's interest in net income	(132)	132	(362)	82
Less income allocable to unvested restricted units	(21)	20	(51)	10
Limited partners' interest in net income	$6,453	$(6,460)	$17,671	$(4,009)

Net income per unit attributable to limited partners - basic	$0.17	$(0.17)	$0.46	$(0.10)
Net income per unit attributable to limited partners - diluted	$0.17	$(0.17)	$0.46	$(0.10)
Weighted average limited partner units - basic	38,729,118	38,687,874	38,725,701	38,690,228
Weighted average limited partner units - diluted	38,750,153	38,687,874	38,753,197	38,690,228

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:*
Terminalling and storage	$17,416	$15,569	$33,620	$30,875
Transportation	7,463	4,889	13,751	8,899
Product Sales	95	71	416	185
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Sulfur services	2,592	2,403	5,268	4,938
Terminalling and storage	10,209	7,036	19,860	11,604
Expenses:
Operating expenses	23,446	19,590	44,826	37,958
Selling, general and administrative	7,498	7,285	16,306	15,965

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Net income	$6,606	$(6,612)	$18,084	$(4,101)
Changes in fair values of commodity cash flow hedges	167	—	167	—
Commodity cash flow hedging (gains) losses reclassified to earnings	440	—	(816)	—
Comprehensive income	$7,213	$(6,612)	$17,435	$(4,101)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Unaudited)
(Dollars in thousands)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount	Accumulated Other Comprehensive Income (Loss)
	Units	Amount			Total
Balances - January 1, 2021	38,851,174	$(48,776)	$1,905	$—	$(46,871)
Net income	—	(4,019)	(82)	—	(4,101)
Issuance of restricted units	42,168	—	—	—	—
Forfeiture of restricted units	(83,436)	—	—	—	—
Cash distributions	—	(388)	(8)	—	(396)
Unit-based compensation	—	288	—	—	288
Purchase of treasury units	(7,156)	(17)	—	—	(17)
Balances - June 30, 2021	38,802,750	$(52,912)	$1,815	$—	$(51,097)

Balances - January 1, 2022	38,802,750	$(50,741)	$1,888	$816	$(48,037)
Net income	—	17,722	362	—	18,084
Issuance of restricted units	48,000	—	—	—	—
Cash distributions	—	(388)	(8)	—	(396)
Unit-based compensation	—	79	—	—	79
Gain reclassified from AOCI into income on commodity cash flow hedges	—	—	—	(816)	(816)
Gain recognized in AOCI on commodity cash flow hedges	—	—	—	167	167
Excess purchase price over carrying value of acquired assets	—	65	—	—	65
Balances - June 30, 2022	38,850,750	$(33,263)	$2,242	$167	$(30,854)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$18,084	$(4,101)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	29,286	28,917
Amortization of deferred debt issuance costs	1,568	1,521
Deferred income tax expense	2,304	758
(Gain) loss on sale of property, plant and equipment, net	(260)	671
Derivative (income) loss	(734)	884
Net cash paid for commodity derivatives	85	(679)
Non cash unit-based compensation	79	288
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	10,714	(2,303)
Inventories	(55,725)	(17,572)
Due from affiliates	(2,149)	(5,812)
Other current assets	(17,741)	1,435
Trade and other accounts payable	37,688	3,335
Product exchange payables	(869)	327
Due to affiliates	7,940	1,504
Income taxes payable	368	(248)
Other accrued liabilities	(2,332)	(3,053)
Change in other non-current assets and liabilities	145	213
Net cash provided by operating activities	28,451	6,085

Cash flows from investing activities:
Payments for property, plant and equipment	(14,634)	(8,200)
Payments for plant turnaround costs	(1,600)	(1,694)
Proceeds from sale of property, plant and equipment	689	133
Net cash used in investing activities	(15,545)	(9,761)

Cash flows from financing activities:
Payments of long-term debt	(217,589)	(144,790)
Payments under finance lease obligations	(119)	(2,591)
Proceeds from long-term debt	206,500	147,500
Purchase of treasury units	—	(17)
Payment of debt issuance costs	(26)	(307)
Excess purchase price over carrying value of acquired assets	(1,285)	—
Cash distributions paid	(396)	(396)
Net cash used in financing activities	(12,915)	(601)

Net increase (decrease) in cash	(9)	(4,277)
Cash at beginning of period	52	4,958
Cash at end of period	$43	$681
Non-cash additions to property, plant and equipment	$1,705	$686

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended June 30, 2022 and 2021

	Three Months Ended June 30,		Variance	Percent Change
	2022	2021
	(In thousands, except BBL per day)
Revenues:
Services	$22,190	$20,358	$1,832	9%
Products	36,220	25,166	11,054	44%
Total revenues	58,410	45,524	12,886	28%

Cost of products sold	28,955	20,759	8,196	39%
Operating expenses	14,925	12,664	2,261	18%
Selling, general and administrative expenses	1,654	1,468	186	13%
Depreciation and amortization	7,731	6,996	735	11%
	5,145	3,637	1,508	41%
Other operating income, net	8	61	(53)	(87)%
Operating income	$5,153	$3,698	$1,455	39%

Shore-based throughput volumes (guaranteed minimum) (gallons)	20,000	20,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Comparative Results of Operations for the Six Months Ended June 30, 2022 and 2021

	Six Months Ended June 30,		Variance	Percent Change
	2022	2021
	(In thousands, except BBL per day)
Revenues:
Services	$43,146	$40,317	$2,829	7%
Products	69,647	45,041	24,606	55%
Total revenues	112,793	85,358	27,435	32%

Cost of products sold	56,152	35,700	20,452	57%
Operating expenses	28,837	25,457	3,380	13%
Selling, general and administrative expenses	3,365	2,967	398	13%
Depreciation and amortization	15,337	14,101	1,236	9%
	9,102	7,133	1,969	28%
Other operating loss, net	(35)	(5)	(30)	(600)%
Operating income	$9,067	$7,128	$1,939	27%

Shore-based throughput volumes (guaranteed minimum) (gallons)	40,000	40,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Transportation Segment

Comparative Results of Operations for the Three Months Ended June 30, 2022 and 2021

	Three Months Ended June 30,		Variance	Percent Change
	2022	2021
	(In thousands)
Revenues	$60,902	$38,349	$22,553	59%
Operating expenses	44,528	31,485	13,043	41%
Selling, general and administrative expenses	1,788	1,858	(70)	(4)%
Depreciation and amortization	3,590	4,331	(741)	(17)%
	10,996	675	10,321	1,529%
Other operating income, net	254	21	233	1,110%
Operating income	$11,250	$696	$10,554	1,516%

Comparative Results of Operations for the Six Months Ended June 30, 2022 and 2021

	Six Months Ended June 30,		Variance	Percent Change
	2022	2021
	(In thousands)
Revenues	$112,799	$72,318	$40,481	56%
Operating expenses	83,730	60,989	22,741	37%
Selling, general and administrative expenses	3,958	3,658	300	8%
Depreciation and amortization	7,163	8,329	(1,166)	(14)%
	$17,948	$(658)	$18,606	2,828%
Other operating income (loss), net	283	17	266	1,565%
Operating income	$18,231	$(641)	$18,872	2,944%

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended June 30, 2022 and 2021

	Three Months Ended June 30,		Variance	Percent Change
	2022	2021
	(In thousands)
Revenues:
Services	$3,084	$2,949	$135	5%
Products	53,869	35,337	18,532	52%
Total revenues	56,953	38,286	18,667	49%

Cost of products sold	39,181	25,397	13,784	54%
Operating expenses	4,227	2,804	1,423	51%
Selling, general and administrative expenses	1,537	1,215	322	27%
Depreciation and amortization	2,882	2,568	314	12%
	9,126	6,302	2,824	45%
Other operating income, net	8	6	2	33%
Operating income	$9,134	$6,308	$2,826	45%

Sulfur (long tons)	118	146	(28)	(19)%
Fertilizer (long tons)	62	84	(22)	(26)%
Total sulfur services volumes (long tons)	180	230	(50)	(22)%

Comparative Results of Operations for the Six Months Ended June 30, 2022 and 2021

	Six Months Ended June 30,		Variance	Percent Change
	2022	2021
	(In thousands)
Revenues:
Services	$6,168	$5,899	$269	5%
Products	109,908	67,222	42,686	64%
Total revenues	116,076	73,121	42,955	59%

Cost of products sold	78,439	47,820	30,619	64%
Operating expenses	7,255	4,813	2,442	51%
Selling, general and administrative expenses	3,041	2,456	585	24%
Depreciation and amortization	5,591	5,288	303	6%
	21,750	12,744	9,006	71%
Other operating income, net	36	6	30	500%
Operating income	$21,786	$12,750	$9,036	71%

Sulfur (long tons)	232	219	13	6%
Fertilizer (long tons)	146	179	(33)	(18)%
Total sulfur services volumes (long tons)	378	398	(20)	(5)%

Natural Gas Liquids Segment

Comparative Results of Operations for the Three Months Ended June 30, 2022 and 2021

	Three Months Ended June 30,		Variance	Percent Change
	2022	2021
	(In thousands)
Products revenues	$97,580	$67,232	$30,348	45%
Cost of products sold	94,898	64,176	30,722	48%
Operating expenses	1,121	1,061	60	6%
Selling, general and administrative expenses	597	697	(100)	(14)%
Depreciation and amortization	597	588	9	2%
	367	710	(343)	(48)%
Other operating income (loss), net	(24)	1	(25)	(2,500)%
Operating income	$343	$711	$(368)	(52)%

NGL sales volumes (Bbls)	1,153	1,259	(106)	(8)%

Comparative Results of Operations for the Six Months Ended June 30, 2022 and 2021

	Six Months Ended June 30,		Variance	Percent Change
	2022	2021
	(In thousands)
Products revenues	$218,146	$165,317	$52,829	32%
Cost of products sold	206,054	146,688	59,366	40%
Operating expenses	2,187	2,056	131	6%
Selling, general and administrative expenses	2,319	2,904	(585)	(20)%
Depreciation and amortization	1,195	1,199	(4)	—%
	6,391	12,470	(6,079)	(49)%
Other operating loss, net	(24)	(689)	665	97%
Operating income	$6,367	$11,781	$(5,414)	(46)%

NGL sales volumes (Bbls)	2,750	3,404	(654)	(19)%

Unallocated Selling, General and Administrative Expenses

Comparative Results of Operations for the Three and Six Months Ended June 30, 2022 and 2021

	Three Months Ended June 30,		Variance	Percent Change	Six Months Ended June 30,		Variance	Percent Change
	2022	2021			2022	2021
	(In thousands)				(In thousands)
Indirect selling, general and administrative expenses	$4,390	$3,780	$610	16%	$8,512	$7,699	$813	11%

Non-GAAP Financial Measures

The following tables reconcile the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and six months ended June 30, 2022 and 2021, which represents EBITDA, Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow:

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,

	2022	2021	2022	2021
	(in thousands)		(in thousands)
Net income	6,606	(6,612)	18,084	(4,101)
Adjustments:
Interest expense	12,846	13,309	25,275	26,262
Income tax expense	2,037	935	3,578	1,157
Depreciation and amortization	14,800	14,483	29,286	28,917
EBITDA	36,289	22,115	76,223	52,235
Adjustments:
(Gain) loss on disposition of property, plant and equipment	(246)	(89)	(260)	671
Unrealized mark-to-market on commodity derivatives	—	424	—	205
Lower of cost or market and other non-cash adjustments	2,242	—	2,242	—
Unit-based compensation	45	48	79	288
Adjusted EBITDA	38,330	22,498	78,284	53,399

Reconciliation of Net Cash provided by Operating Activities to Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,

	2022	2021	2022	2021
	(in thousands)		(in thousands)
Net cash provided by operating activities	$(2,494)	$2,231	$28,451	$6,085
Interest expense [1]	12,061	12,543	23,707	24,741
Current income tax expense	654	252	1,274	399
Lower of cost or market and other non-cash adjustments	2,242	—	2,242	—
Commodity cash flow hedging gains reclassified to earnings	(82)	—	734	—
Net cash paid for closed commodity derivative positions included in AOCI	(700)	—	(85)	—
Changes in operating assets and liabilities which (provided) used cash:
Accounts and other receivables, inventories, and other current assets	68,797	20,065	64,901	24,252
Trade, accounts and other payables, and other current liabilities	(41,182)	(12,468)	(42,795)	(1,865)
Other	(966)	(125)	(145)	(213)
Adjusted EBITDA	38,330	22,498	78,284	53,399
Adjustments:
Interest expense	(12,846)	(13,309)	(25,275)	(26,262)
Income tax expense	(2,037)	(935)	(3,578)	(1,157)
Deferred income taxes	1,383	683	2,304	758
Amortization of deferred debt issuance costs	785	766	1,568	1,521
Payments for plant turnaround costs	(165)	(20)	(1,600)	(1,694)
Maintenance capital expenditures	(3,155)	(2,370)	(8,554)	(6,441)
Distributable Cash Flow	22,295	7,313	43,149	20,124
Principal payments under finance lease obligations	(60)	(160)	(119)	(2,591)
Expansion capital expenditures	(1,455)	(1,147)	(4,556)	(1,977)
Adjusted Free Cash Flow	$20,780	$6,006	$38,474	$15,556

1 Net of amortization of debt issuance costs and discount, which are included in interest expense but not included in net cash provided by operating activities.